UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. 1)

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

New Focus, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A is being filed to correct certain errors in the table of Security Ownership of Certain Beneficial Owners and Management on pages 13 and 14 of the proxy statement filed on April 11, 2003. Except for the table set forth below, which replaces the table on pages 13 and 14 of the proxy statement, the proxy statement filed on April 11, 2003 remains unchanged.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 1, 2003 as to (i) each of the executive officers named in the Summary Compensation Table below, (ii) each director and nominee for director of New Focus, (iii) all directors and executive officers of the New Focus as a group, and (iv) each person who is known by us to own beneficially more than 5% of the outstanding shares of our common stock. Unless otherwise indicated, the address of each listed stockholder is c/o New Focus, Inc., 2584 Junction Avenue, San Jose, California 95134.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Shares Beneficially Owned(2)
NAMED EXECUTIVE OFFICERS AND DIRECTORS

Nicola Pignati(3)	588,219	*

R. Clark Harris(4)	430,222	*

Dr. Timothy Day(5)	868,403	1.4%

William L. Potts, Jr.(6)	622,836	1.0%

John Scott Dunbar(7)	91,524	*

Joseph K. Lee(8)	82,325	*

Dr. Nadim I. Maluf(9)	61,216	*

Peter Hansen(10)	277,317	*

Dr. Winston S. Fu(11)	18,329	*

John Dexheimer(12)	257,305	*

Don G. Hallacy(13)	10,000	*

Dr. Peter F. Bordui(14)	10,000	*

All executive officers and directors as a group (12 persons)(15)	3,317,696	5.2%

5% STOCKHOLDERS

Dr. Milton Chang(16) 855 Maude Avenue Mountain View, CA 94043	9,182,411	14.4%

Kern Capital Management, LLC(17) 114 West 47th Street, Suite 1926 New York, NY 10036	6,844,500	10.8%

*	Less than one percent of the outstanding common stock.

(1)	Except as noted in the footnotes to this table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Beneficial ownership is determined in accordance with the rules of the SEC, and includes shares of common stock subject to options currently exercisable or exercisable within 60 days after April 1, 2003.

(2)	Applicable percentage ownership is based on 63,622,194 shares of common stock outstanding as of April 1, 2003. For each named person, this percentage includes common stock that such person has the right to acquire either currently or within 60 days of April 1, 2003, including upon the exercise of an option; however, such common stock is not deemed outstanding for the purpose of computing the percentage owned by any other person.

(3)	Includes 585,334 shares subject to an option exercisable within 60 days of April 1, 2003.

(4)	Includes 368,889 shares subject to an option exercisable within 60 days of April 1, 2003.

(5)	Includes 36,402 shares held by Dr. Day as custodian for his minor children, 123,167 shares subject to a right of repurchase by New Focus, which lapses over time, and 86,667 shares subject to an option exercisable within 60 days of April 1, 2003.

(6)	Includes 305,000 shares held by the William L. and Andrea C. Potts Revocable Trust Dated 7/25/85, over which Mr. Potts and Mrs. Potts each exercise sole and shared voting and dispositive power, 261,169 shares held by Mr. Potts of which 230,000 shares are subject to a right of repurchase by New Focus, which lapses over time, 56,667 shares subject to an option exercisable within 60 days of April 1, 2003 and 100 shares held by Mr. Potts’ spouse.

(7)	Includes 90,111 shares subject to an option exercisable within 60 days of April 1, 2003.

(8)	Includes 74,529 shares subject to an option exercisable within 60 days of April 1, 2003.

(9)	Includes 59,616 shares subject to an option exercisable within 60 days of April 1, 2003.

(10)	Includes 243,100 shares subject to an option exercisable within 60 days of April 1, 2003.

(11)	Includes 10,000 shares subject to an option exercisable within 60 days of April 1, 2003. Also includes 440 shares held by Presidio Management Group VI, LLC. Dr. Fu is a non-managing member of Presidio Management Group VI, LLC, the general partner of U.S. Venture Partners entities. Dr. Fu disclaims beneficial ownership of shares held by Presidio Management Group, except to the extent of his pecuniary interest in this entity.

(12)	Includes 83,333 shares subject to an option exercisable within 60 days of April 1, 2003.

(13)	Includes 10,000 shares subject to an option exercisable within 60 days of April 1, 2003.

(14)	Includes 10,000 shares subject to an option exercisable within 60 days of April 1, 2003.

(15)	Includes an aggregate of 1,678,246 shares subject to options exercisable within 60 days of April 1, 2003, and 353,167 shares subject to a right of repurchase by New Focus, which lapses over time.

(16)	Includes 800,000 shares held by Chang Partners, a California limited partnership, of which Dr. Chang is a general partner. Also includes 4,368,119 shares held by the Milton and Rosalind Chang Family Trust Dated 7/25/94, and 100,000 shares held by the Rosalind and Milton Chang Foundation. Dr. Chang and Mrs. Chang each exercise sole and shared voting and dispositive power with respect to the shares held by Chang Partners, the Milton and Rosalind Chang Family Trust Dated 7/25/94, and the Rosalind and Milton Chang Foundation.

(17)	Based on information provided pursuant to Schedule 13G and 13G/A filed with the SEC for calendar year 2002.